UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 1998


                        Commission file number 1-12055



                       PARACELSUS HEALTHCARE CORPORATION
            (Exact name of registrant as specified in its charter)



                   CALIFORNIA                             95-3565943
         (State or other jurisdiction of                (IRS Employer
          incorporation or organization)              Identification No.)



                 515 W. GREENS ROAD, SUITE 800, HOUSTON, TEXAS
                   (Address of principal executive offices)




              77067                                   (281) 774-5100
           (Zip Code)                        (Registrant's telephone number,
                                                including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Effective September 30, 1998, Paracelsus Healthcare Corporation ("the Company")completed the sale of substantially all of the assets of the eight hospitals (one of which had been previously closed) located in metropolitan Los Angeles (collectively, "LA Metro") to Alta Healthcare System LLC, a California limited liability company and certain subsidiaries thereof. The purchase price of approximately $33.7 million, which included the purchase of net working capital, was arrived at through an arms length negotiation and was paid by a combination of $16.5 million in cash, the assumption of approximately $3.2 million in debt, and issuance by the purchaser of $9.9 million of secured promissory notes and an additional secured second lien subordinated note in the principal amount of $3.8 million. This subordinated note may be adjusted for any increase or decrease of net working capital and certain other adjustments. The transaction resulted in a $4.2 million reduction in amounts outstanding under the Company's Amended and Restated Reducing Revolving Credit Facility (the "Credit Facility"), a $9.3 million reduction in the Company's off balance sheet receivable financing program, and the assumption by the purchaser of approximately $3.2 million in other secured debt. The Company does not expect to record a significant gain or loss on the sale. The facilities sold are as follows:

                                                                       Licensed
Facility/Location/Type                                                     Beds
-------------------------------------------------------------------------------

Bellwood General Hospital, Bellflower, California  (Medical/Surgical)        85

Orange County Hospital of Buena Park, Buena Park, California  (Psychiatric)  53

Hollywood Community Hospital of Hollywood, Los Angeles, California (Medical

       Surgical)                                                            100

Los Angeles Community Hospital, Los Angeles, California  (Medical/Surgical) 130

Los Angeles Community Hospital, Norwalk, California  (Medical/Surgical)      50

Monrovia Community Hospital, Monrovia, California  (Medical/Surgical)        49

Hollywood Community Hospital of Van Nuys, Van Nuys, California  (Psychiatric)60

Orange County Hospital of Orange, Orange, California (Psychiatric)   previously
                                                                         closed


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

In addition to reflecting the sale of LA Metro, the pro forma financial information required by Item 7b also reflects the Company's sale of Chico Community Hospital and Chico Community Rehabilitation Hospital on June 30, 1998, and the Company's acquisition of Dakota Medical Foundation's (the "Foundation") 50% partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998. Accordingly, the financial statements of DHHS as of and for the six months ended June 30, 1998, have been provided herein.

(a)  Financial Statements (attached following the signature page):

     For the six months ended June 30, 1998 (Unaudited)  for  Dakota  Heartland
       Health System

     1.   Consolidated Balance Sheets as of June 30, 1998 and December 31,
            1997

     2. Consolidated Statements of Income for the three months and six months ended June 30, 1998 and 1997

     3. Consolidated Statement of Partners' Equity for the six months ended June 30, 1998

     4. Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997

(b)  Unaudited Pro Forma Financial Information:

      Unaudited Pro Forma Condensed Combining Statement of Operations For the Six Months Ended June 30, 1998

      Unaudited Pro Forma Condensed Combining Statement of Operations For the Year Ended December 31, 1997

      Unaudited Pro Forma Condensed Combining Balance Sheet - June 30, 1998

      Notes to Unaudited Pro Forma Condensed Combining Financial Statements

(c)  Exhibits

       10.70 Asset Purchase Agreement, dated September 30, 1998, by and among Alta Healthcare System LLC, Alta Bellwood Hospitals, Inc., Alta Hollywood Hospitals, Inc., Alta Los Angeles Hospitals, Inc., Alta Monrovia Hospital, Inc., Alta Orange Hospital, Inc., Alta Healthcare Building Corporation and Paracelsus Healthcare Corporation, Paracelsus Real Estate Corporation, Paracelsus Medical Building Corporation, Lincoln Community Medical Corporation, Bellwood Medical Corporation, Hollywood Community Hospital Medical Center, Inc., Paracelsus Los Angeles Community Hospital, Inc., Monrovia Hospital Corporation.

                                      SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       Paracelsus Healthcare Corporation
                                                 (Registrant)


Dated: October 15, 1998                 By:  /S/ JAMES G. VANDEVENDER
                                       ----------------------------------
                                             James G. VanDevender
                                        Senior Executive Vice President,
                                            Chief Financial Officer
                                                 & Director

                       PARACELSUS HEALTHCARE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


The following table presents the Unaudited Pro Forma Condensed Combining Statements of Operations for the six months ended June 30, 1998, and the year ended December 31, 1997, to illustrate the effect of the sale of eight of the Company's hospitals located in metropolitan Los Angeles (collectively, "LA Metro") on September 30, 1998, the sale of Chico Community Hospital and Chico Community Rehabilitation Hospital on June 30, 1998, and the Company's acquisition of Dakota Medical Foundation's (the "Foundation") 50% partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS") on July 1, 1998. The Unaudited Pro Forma Condensed Combining Statements of Operations assume the above transactions occurred on January 1, 1997. The Pro Forma Condensed Combining Balance Sheet assumes the above transactions occurred on June 30, 1998.

Effective September 30, 1998, the Company completed the sale of substantially all of the assets of its LA Metro hospitals (one of which had been previously closed) to Alta Healthcare System LLC, a California limited liability company, and certain subsidiaries thereof. The purchase price of approximately $33.7 million, which included the purchase of net working capital, was arrived at through an arms length negotiation and was paid by a combination of $16.5 million in cash, the assumption of approximately $3.2 million in debt, and issuance by the purchaser of approximately $9.9 million of secured promissory notes and an additional secured second lien subordinated note in the principal amount of approximately $3.8 million. This subordinated note may be adjusted for any increase or decrease of net working capital and certain other adjustments. The transaction resulted in a $4.2 million reduction in amounts outstanding under the Company's Amended and Restated Reducing Revolving Credit Facility (the "Credit Facility"), a $9.3 million reduction in the Company's off balance sheet receivable financing program, and the assumption by the purchaser of approximately $3.2 million in other secured debt. The Company does not expect to record a significant gain or loss on the sale.

On July 1, 1998, the Company (through its subsidiary, Paracelsus Healthcare Corporation of North Dakota, Inc.) completed the purchase of the Foundation's 50% partnership interest in a general partnership operating as Dakota Heartland Health System ("DHHS" or the "Partnership") for $64.5 million dollars, thereby giving the Company 100% ownership of DHHS. The purchase price was pursuant to a right of the Dakota Medical Foundation to require the Company to purchase its 50% interest. Such right was negotiated on an arms length basis and was part of the original partnership agreement entered into as of December 31, 1994, which also established the formula for the purchase price. The Company funded the acquisition from borrowings under its Credit Facility. Prior to the purchase, the Company owned 50% of DHHS and accounted for its investment under the equity method. DHHS is a 218 licensed bed tertiary care hospital in Fargo, North Dakota.

On June 30, 1998, the Company completed the sale of substantially all of the assets of Chico Community Hospital, Inc., which included a 123 licensed bed acute care hospital and a 60 licensed bed rehabilitation hospital, both located in Chico, California, (collectively "Chico") to N.T. Enloe Memorial Hospital and Enloe Health System, both California nonprofit public benefit corporations, for $25.0 million in cash plus working capital and the termination of a facility operating lease and an associated letter of credit obligation. The working capital component of the transaction is subject to a post-closing settlement. The purchase price was arrived at through an arms length negotiation. The transaction resulted in a $24.6 million reduction in amounts outstanding under the Credit Facility, and a $3.1 million reduction in the Company's off balance sheet receivable financing program.

These Unaudited Pro Forma Condensed Financial Statements do not purport to present the financial position or results of operations of the Company had the above transactions occurred on the dates specified, nor are they necessarily indicative of results of operations that may be expected in the future. The Unaudited Pro Forma Condensed Combining Financial Statements are qualified in their entirety by reference to, and should be read in conjunction with, the Company's audited consolidated financial statements for the year ended December 31, 1997, included in the Company's Annual Report on Form 10-K, the Company's unaudited condensed consolidated financial statements for the quarter ended June 30, 1998, included in the Company's Quarterly Report on Form 10-Q, and the unaudited historical financial statements for DHHS for the six months ended June 30, 1998, included elsewhere herein. The historical financial statements for DHHS for the year ended December 31, 1997, were previously reported in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

              PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                            COMBINING STATEMENT OF OPERATIONS
                          FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      (Dollars in thousands, except per share data)


                Paracelsus    Chico         Pro Forma              DHHS        Pro Forma
                Healthcare  Pro Forma        Chico               Pro Forma     Chico/DHHS/
                Corporation Adjustments Rf Disposition    DHHS  Adjustments Rf Paracelsus
                ----------- ----------- -- -----------  ------- ----------- -- ----------
                     (1)                                  (1)
Net revenue       $ 311,558  $(18,850)  (2)  $292,708    $ 52,017                $344,725
Costs and expenses:
 Salaries and
   benefits         127,893    (8,217)  (2)   119,676      19,998                 139,674
Other operating
   expense          128,161    (6,718)  (2)   121,443      17,821                 139,264
Provision for
   bad debts         18,431      (355)  (2)    18,076       1,449                  19,525
Interest             25,674    (1,257)  (3)    24,417               $ 2,983  (3)   27,400
Depreciation &
   amortization      15,844      (758)  (2)    15,086       2,282       122  (5)   17,490
Equity in earnings
   of DHHS           (5,061)                   (5,061)                5,061  (6)
Unusual items        (1,072)                   (1,072)      1,050                    (22)
Gain on sale of
   facilities        (7,100)    7,100   (2)
                   ---------   -------        --------   ---------   -------      -------
Total costs &
   expenses         302,770   (10,205)        292,565      42,600     8,166       343,331
                   ---------   -------        --------   ---------   -------      -------
Income before minority
   interest and
   income taxes       8,788    (8,645)            143       9,417    (8,166)        1,394
Minority interest       855                       855                                 855
                   ---------   -------        --------   ---------   -------      -------
Income before
   income taxes       9,643    (8,645)            998       9,417    (8,166)        2,249
Provision for
   income taxes       2,320    (2,015) (4)        305         215       307   (4)     827
                   ---------   -------        --------   ---------   -------      -------
Net income        $   7,323   $(6,630)       $    693    $  9,202   $(8,473)     $  1,422
                  ==========   =======        ========   =========   =======     ========
Income per share
- basic and
  assuming
  dilution        $    0.13                   $  0.01                            $   0.02
                  =========                  ========                            ========
Weighted average
  number of common
  and common
  equivalent
  shares             57,544                    57,544                              57,544
                   ========                   =======                            ========


  See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

     PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                               STATEMENT OF OPERATIONS
                        FOR THE SIX MONTHS ENDED JUNE 30, 1998
                    (Dollars in thousands, except per share data)

                        Pro Forma        LA Metro
                       Chico/DHHS/       Pro Forma           Pro Forma
                       Paracelsus       Adjustments    Rf    Paracelsus
                       -----------      -----------    --   -----------
Net revenue              $ 344,725       $(38,855)  (7)(8)    $305,870
Costs and expenses:
 Salaries and
  benefits                 139,674        (17,266)     (7)     122,408
 Other operating
  expense                  139,264        (21,408)     (7)     117,856
 Provision for
  bad debts                 19,525         (1,178)     (7)      18,347
 Interest                   27,400           (648)  (3)(7)      26,752
 Depreciation &
   amortization             17,490                              17,490
 Unusual items                 (22)                                (22)
                         ---------        -------             --------
    Total costs &
     expenses              343,331        (40,500)             302,831
                         ---------        -------             --------
Income before minority
  interest and
  income taxes               1,394          1,645                3,039
Minority interest              855           (937)     (7)         (82)
                         ---------        -------             --------
Income before
  income taxes               2,249            708                2,957
Provision for
  income taxes                 827            142      (4)         969
                         ---------        -------             --------

Net income               $   1,422        $   566             $  1,988
                         =========        =======             ========
Income per share
- basic and
  assuming
  dilution               $    0.02                             $  0.03
                         =========                            ========
Weighted average
  number of common
  and common
  equivalent
  shares                   57,544                               57,544
                        =========                              =======




See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

        PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED
                       COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (Dollars in thousands, except per share data)

                Paracelsus   Chico         Pro Forma              DHHS        Pro Forma
                Healthcare   Pro Forma       Chico               Pro Forma     Chico/DHHS/
                Corporation Adjustments Rf Disposition    DHHS  Adjustments Rf Paracelsus
                ----------- ----------- -- -----------  ------- ----------- -- ---------
                     (1)                                   (1)
Net revenue      $ 659,219  $(33,751) (2)  $625,468    $ 99,927                $725,395
Costs and expenses:
 Salaries and
  benefits         271,300   (16,086) (2)   255,214      36,509                 291,723
 Other operating
  expenses         269,653   (14,030) (2)   255,623      37,028                 292,651
 Provision for
  bad debts         46,606    (1,390) (2)    45,216       3,407                  48,623
 Interest           47,372    (2,305) (3)    45,067               $  5,965 (3)   51,032
 Depreciation and
  amortization      30,179    (1,270) (2)    28,909       4,595        203 (5)   33,707
 Equity in earnings
  of DHHS           (9,794)                  (9,794)                 9,794 (6)
 Impairment charges  7,782                    7,782                               7,782
 Unusual items      (6,531)                  (6,531)                             (6,531)
                 ---------   -------       --------   ---------    -------     --------
    Total costs
     & expenses    656,567   (35,081)       621,486      81,539     15,962      718,987
                 ---------   -------       --------   ---------    -------     --------
Income before
 minority interest
 and income taxes    2,652     1,330          3,982      18,388    (15,962)       6,408
Minority interest   (1,996)                  (1,996)                             (1,996)
                  ---------   -------       --------   ---------    -------     --------
Income before
 income taxes          656     1,330          1,986      18,388    (15,962)       4,412
Provision for
 income taxes        1,812       546 (4)      2,358         580        414 (4)    3,352
                  --------   -------       --------   ---------    -------     --------
Net (loss) income $ (1,156)      784        $  (372)   $ 17,808   $(16,376)    $  1,060
                 =========   =======       ========   =========    =======     ========
(Loss) income per
  share- basic
  and assuming
  dilution        $   (.02)                 $  (.01)                           $    .02
                  =========                 ========                           ========
Weighted average
  number of common
  and common
  equivalent
  shares            54,946                   54,946                  1,392 (9)   56,338
                 =========                 ========                =======     ========




See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                            STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED DECEMBER 31, 1997
                   (Dollars in thousands, except per share data)

                        Pro Forma         LA Metro
                       Chico/DHHS/       Pro Forma           Pro Forma
                       Paracelsus       Adjustments    Rf   Paracelsus
                       -----------      -----------    --   -----------
Net revenue              $ 725,395       $(94,474)  (7)(8)    $630,921
Costs and expenses:
 Salaries and
  benefits                 291,723        (37,168)     (7)     254,555
 Other operating
  expense                  292,651        (49,124)     (7)     243,527
 Provision for
  bad debts                 48,623         (2,050)     (7)      46,573
 Interest                   51,032         (1,283)     (3)      49,749
 Depreciation &
   amortization             33,707            (90)     (7)      33,617
 Impairment charges          7,782         (7,782)     (7)
 Unusual items              (6,531)                             (6,531)
                         ---------        -------             --------
    Total costs &
     expenses              718,987        (97,497)             621,490
                         ---------        -------             --------
Income before minority
  interest and
  income taxes               6,408          3,023                9,431
Minority interest           (1,996)         1,795      (7)        (201)
                         ---------        -------             --------
Income before
  income taxes               4,412          4,818                9,230
Provision for
  income taxes               3,352          1,976      (4)       5,328
                         ---------        -------             --------

Net income               $   1,060        $ 2,842             $  3,902
                         =========        =======             ========
Income per share
- basic and
  assuming
  dilution               $    0.02                             $  0.07
                         =========                            ========
Weighted average
  number of common
  and common
  equivalent
  shares                    56,338                               56,338
                         =========                              =======




See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

      PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                  BALANCE SHEET
                                  JUNE 30, 1998
                              (Dollars in thousands)

                Paracelsus                 DHHS        Pro Forma     LA Metro
                Healthcare                Pro Forma       DHHS       Pro Forma        Pro Forma
                Corporation      DHHS    Adjustments Rf Acquisition Adjustments  Rf  Paracelsus
                ----------- ----------- ----------- --- ----------- -----------  --  ----------
ASSETS:              (1)                                    (1)
Current assets:
 Cash and cash
  equivalents       $ 10,291   $  5,250                   $  15,541   $   (250)   (12)$  15,291
 Restricted cash       9,855                                  9,855                       9,855
 Accounts
  receivable,
  net                 57,952     18,961                      76,913     (2,255)(7)(12)   74,658
 Deferred income
  taxes               24,999                                 24,999    (10,695)   (13)   14,304
 Other                43,664      5,880                      49,544     (3,169)(7)(14)   46,375
                   ---------    -------                    --------  ---------         --------
Total current assets 146,761     30,091                     176,852    (16,369)         160,483
                   ---------    -------                    --------  ---------         --------
Property and
  equipment, net     290,238     60,445  $  7,076   (10)    357,759                     357,759
Investment in Dakota
  Heartland Health
  System             116,708             (116,708)  (10)
Goodwill             112,522               28,306   (10)    140,828                     140,828
Other assets          84,184      3,263      (534)  (10)     86,913      1,488 (7)(14)   88,401
                   ---------    -------   -------          --------  ---------    (13) --------
   Total assets     $750,413   $ 93,799  $(81,860)        $ 762,352   $(14,881)       $ 747,471
                   =========    =======   =======          ========  =========         ========




See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

   PARACELSUS HEALTHCARE CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINING
                                 BALANCE SHEET
                                 JUNE 30, 1998
                             (Dollars in thousands)


                     Paracelsus               DHHS         Pro Forma    LA Metro
                     Healthcare             Pro Forma         DHHS      Pro Forma     Pro Forma
                    Corporation    DHHS    Adjustments Rf Acquisition  Adjustments Rf Paracelsus
                    ----------- ---------- ----------- -- -----------  ----------- -- ---------
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
 Accounts payable     $ 35,054  $  5,084                   $  40,138    $ (6,790) (7)  $  33,348
 Accrued liabilities
   and other            76,803     6,855                      83,658        (507) (7)     83,151
 Current maturities
   of long-term debt     7,276                                 7,276         (95) (7)      7,181
                     ---------   -------                    --------    --------        --------
   Total current
    liabilities        119,133    11,939                     131,072      (7,392)        123,680
                     ---------   -------                    --------    --------        --------

Long term debt         521,916                               521,916      (7,489)(12)(7) 514,427
Other long-term
 liabilities            61,158                                61,158                      61,158

Partners' equity                  81,860    $(81,860) (11)

Stockholders' equity
  Common stock         224,542                               224,542                     224,542
  Additional
   paid-in capital         390                                   390                         390
  Accumulated
    deficit           (176,726)                             (176,726)                   (176,726)
                     ---------                              --------                    --------
   Total stockholders'
      equity            48,206                                48,206                      48,206
                     ---------                              --------                    --------
Total liabilities
 & shareholders'
 equity              $ 750,413  $ 93,799    $(81,860)      $ 762,352    $(14,881)      $ 747,471
                     =========  ========    ========       =========    ========        ========





See notes to Unaudited Pro Forma Condensed Combining Financial Statements.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

      The following is a summary of the pro forma adjustments by line item.

Reference to
  Notes to
 Pro Forma
 Financial
Statements                             Explanations
----------- -------------------------------------------------------------------

(1) The statements of operations and balance sheet for Paracelsus Healthcare Corporation are summarized from its quarterly and annual reports on Form 10-Q and Form 10-K, respectively. DHHS' financial statements as of and for the six months ended June 30, 1998, are summarized from the unaudited consolidated historical financial statements included elsewhere herein. DHHS' statement of operations for the year ended December 31, 1997, are summarized from the Company's annual report on Form 10-K.

(2) To remove Chico's historical results of operations and the gain on sale of the Chico facilities.

(3) To record interest expense on (i) the net pro forma increase in the Credit Facility resulting from the Company's acquisition of the Foundation's 50% interest in DHHS, less net proceeds from the sale of Chico and LA Metro, and (ii) the pro forma decrease in amounts outstanding under the Company's off balance sheet receivable financing program as a result of the sale of Chico and LA Metro accounts receivable, certain accounts of which served as collateral under the program.

             With respect to the Chico sale, the Unaudited Pro Forma Condensed Combining Statements of Operations assume $24.6 million in net sales proceeds were used to reduce amounts outstanding under the Credit Facility and $3.1 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program. With respect to sale of LA Metro, the Unaudited Pro Forma Condensed Combining Statements of Operations assume $4.2 million in net sales proceeds were used to reduce amounts outstanding under the Credit Facility and a $9.3 million in net sales proceeds were used to reduce amounts outstanding under the Company's off balance sheet receivable financing program (see Note 12). The average interest rate in effect under the Credit Facility was 9.2% for the six months ended June 30, 1998, and 8.3% for the year ended December 31, 1997. The average interest rate in effect under the commercial paper program was 6.7% for the six months ended June 30, 1998, and 6.9% for the year ended December 31, 1997.

             With respect to DHHS, the Unaudited Pro Forma Condensed Combining Statements of Operations assume the Company increased the principal amount outstanding under the Credit Facility by $65.0 million. The interest rate currently in effect under the revolver portion of the Credit Facility is 9.2%

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Reference to
  Notes to
 Pro Forma
 Financial
Statements                                 Explanations
----------- -------------------------------------------------------------------

(4) To record the pro forma provision for income taxes after taking into effect the sale of LA Metro and Chico and the consolidation of DHHS pursuant to the Company's acquisition of the Foundation's 50% interest in DHHS, thereby giving the Company 100% ownership of DHHS. Previously, the Company accounted for its investment in DHHS under the equity method. The incremental effective tax rate on income from continuing operations was 20% and 41% for the six months ended June 30, 1998, and the year ended December 31, 1997, respectively.

(5) To adjust depreciation and amortization expense for the step up in basis for the depreciable assets of DHHS and the increase in goodwill in connection with the allocated purchase price (see
             Note 10). The acquired assets are estimated to have an average remaining useful life of approximately 20 years based on management's assumptions that DHHS's assets consist of 65% building and 35% equipment with the useful life of such assets determined in accordance with the Company's depreciation policy (35 years, 20 years and 10 years for buildings, improvements and equipment, respectively). Cost in excess of fair market value of net assets acquired ("Goodwill") is amortized on a straight line basis over a 20-year period. Based on this preliminary allocation, depreciation and amortization expense increased approximately $122,000 and $203,000 on a pro forma basis for the six months ended June 30, 1998, and the year ended December 31, 1997, respectively.

(6) To remove equity in the earnings of DHHS previously recorded by the Company.

(7) To remove LA Metro's historical results of operations, an impairment charge of $7.8 million taken in the fourth quarter of 1997 on certain LA Metro facilities, assets sold, and liabilities assumed by the purchaser in conjunction with the sale of LA Metro. The unaudited pro forma condensed combining statements of operations assume LA Metro was sold on January 1, 1997; accordingly, the subsequent $7.8 million impairment charge would have been reflected in the gain or loss on disposal and is therefore removed from the pro forma presentation. Working capital balances are as of June 30, 1998. Actual working capital proceeds are to be based on balances at September 30, 1998, subject to adjustment and final settlement by the parties. The Company does not expect to record a significant gain or loss on the sale of LA Metro.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS Reference to
  Notes to
 Pro Forma
 Financial
Statements                                 Explanations
----------- -------------------------------------------------------------------

(8) To record pro forma interest income of $695,000 and $1,390,000 for the six months ended June 30, 1998, and the year ended
             December 31, 1997, respectively, on $9.9 million of secured promissory notes and an secured second lien subordinated note in the principal amount of $3.8 million issued by the purchaser in conjunction with the LA Metro sale. The principal amounts and terms of the notes are as follows:

            (a) Non-Negotiable Secured Promissory Note in the principal sum of $3,500,000 with interest at a per annum rate of 11%. The principal balance and aggregate accrued interest are due and payable on March 30, 1999.

           (b) Non-Negotiable Secured Promissory Note in the principal sum of $6,410,000 with interest at a per annum rate increasing annually from 11% to 19% over the term of the note. Interest only payments are payable quarterly the first four quarters following the note's issue date. Thereafter interest and principal payments are payable monthly based on a 15 year amortization of principal balance with all unpaid principal and accrued and unpaid interest due in full on September 30, 2003.

            (c) Non-Negotiable Subordinated Secured Promissory Note in the principal sum of $3,788,078, subject to further adjustment for final settlement of working capital and certain other adjustments, with interest at a per annum rate equal to the interest rate effective on the Non-Negotiable Secured Promissory Note discussed in Note 8(b) above plus 2%, provided that interest in no event shall be less than 12% per annum. Interest is due and payable quarterly. The principal balance of this note and aggregate accrued interest are due and payable on the earlier of (i) March 30, 2000 or the date the Non-Negotiable Secured Promissory Note discussed in Note 8(b) is repaid or refinanced with a third party lender.

(9) To adjust the common and common equivalent shares to reflect the effect of dilutive securities on pro forma net income for the year ended December 31, 1997.

                       PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS Reference to
  Notes to
 Pro Forma
 Financial
Statements                                 Explanations
----------- -------------------------------------------------------------------

(10) To record the acquisition of DHHS using the purchase method of accounting, including the adjustment of DHHS's balance sheet to reflect the estimated fair market value of property and equipment acquired in excess of the DHHS' historical cost. The purchase price allocation reflected in the Pro Forma Condensed Combining Balance Sheet is based upon the best information currently available without a final independent appraisal of the net assets of DHHS. For the purpose of allocating net acquisition costs among the various assets acquired, the Company has tentatively allocated 20% of the net excess acquisition cost over DHHS' carrying value of the acquired assets to property and equipment and 80% to Goodwill. It is the Company's intention to more fully evaluate the net assets acquired and, as a result, the allocation of acquisition cost may change. The Company does not expect the final allocation of acquisition cost to be materially different from that assumed in the Pro Forma Condensed Combining Balance Sheet. The following table summarizes the calculation of the preliminary purchase price allocation(in thousands):

            Total cash consideration                                  $ 64,528
            Estimated transaction costs                                    450
            Company's prior investment in DHHS                          51,730
                                                                      --------
            Total cost to be allocated                                 116,708
            Less net working capital acquired                          (18,152)
            Less DHHS' investment in equity investees                   (3,262)
            Plus intangible assets not allocated value (a)                 533
            Less DHHS' historical property and equipment value, net    (60,445)
                                                                      --------
            Purchase price in excess of DHHS' cost                      35,382
            Purchase price allocated to property and equipment(b)       (7,076)
                                                                      --------
            Purchase price allocated to Goodwill                      $ 28,306
                                                                      ========
            (a) Pro forma reduction in other long term assets.
            (b) Calculated as follows:
                Total purchase price allocated to property
                  and equipment                                       $ 74,598
                Less DHHS' historical property and equipment
                  value, net                                           (60,445)
                                                                      --------
            Step up in basis of property and equipment                  14,153
            Ownership percentage acquired                                  50%
                                                                      --------
            Purchase price allocated to property and
             equipment in excess of the DHHS' cost                    $  7,076
                                                                      ========

                        PARACELSUS HEALTHCARE CORPORATION
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS


Reference to
  Notes to
 Pro Forma
 Financial
Statements                                 Explanations
----------- -------------------------------------------------------------------

(11)         To remove partnership equity.

(12) To reflect the pro forma sources and uses of cash in connection with the sale of LA Metro (in thousands).

             Sources:
              Cash proceeds from the sale           $16,500

             Uses:
              Estimated transaction costs             2,750
              Repayment of Credit Facility (a)        4,210
              Repayment of amounts outstanding
               under off balance sheet receivable
               financing program (a)(b)               9,300
              Other                                     490
                                                     ------
             Total uses                              16,750
                                                     ------
             Net use of funds                       $  (250)
                                                     ======
            (a) Based on actual amounts paid at closing of the LA Metro sale.
            (b) Total accounts receivable sold exceeded amounts outstanding under the Company's off balance sheet receivable financing program.

(13)         To   reflect   the recognition of current net tax assets  and  the
             impact on net operating loss carryforwards as a result of the LA Metro sale.

(14) To record notes receivable issued by the purchaser consisting of approximately $9.9 million of secured promissory notes and an additional secured second lien subordinated note in the principal amount of approximately $3.8 million (See Note 8). The subordinated note may be adjusted for any increase or decrease of net working capital and certain other adjustments. Summarized as follows (in thousands):

              Current portion                    $ 3,500
              Long term portion                   10,198
                                                 -------
                                                 $13,698
                                                 =======

                                 DAKOTA HEARTLAND HEALTH SYSTEM
                          UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                SIX MONTHS ENDED JUNE 30, 1998

                                         CONTENTS

Consolidated Balance Sheets                                      19
Consolidated Statements of Income                                20
Consolidated Statements of Partners' Equity                      21
Consolidated Statements of Cash Flows                            22
Notes to Consolidated Financial Statements                       23

                                 Dakota Heartland Health System
                                  Consolidated Balance Sheets


                                                       June 30,             Decenber 31,
                                                          1998                   1997
                                                      ------------------------------------
                                                      (Unaudited)              (Note 1)
                                                      ------------            ------------
ASSETS
Current assets:
    Cash and cash equivalents                         $  5,250,372           $  7,276,675
    Patient receivables, net of allowance for
      uncollectible accounts of $2,255,639 and
      $1,278,500 at June 30, 1998, and
      December 31, 1997, respectively                   18,961,106             14,374,894
    Supplies inventory                                   3,278,114              2,197,815
    Prepaid expenses and other current assets            2,601,776              1,833,996
                                                      ------------            -----------
Total current assets                                    30,091,368             25,683,380

Property and equipment, net                             60,445,028             60,663,177

Other assets:
    Investment in and advances to affiliates             2,495,122              2,316,137
    Organizational costs, less accumulated
      amortization of $542,850 and $435,300 in
      June 30, 1998 and December 31, 1997,
      respectively                                         532,636                640,186
    Other                                                  234,896                234,915
                                                      ------------           ------------
  Total assets                                        $ 93,799,050           $ 89,537,795
                                                      ============           ============


  LIABILITIES AND PARTNERS' EQUITY
  Current liabilities:
    Accounts payable                                  $  5,084,199           $  5,017,075
    Estimated third-party payor settlements              1,945,373              2,905,822
    Accrued salaries and benefits                        3,113,934              2,999,265
    Other current liabilities                            1,795,357              2,923,616
                                                      ------------           ------------
  Total current liabilities                             11,938,863             13,845,778

  Partners' equity                                      81,860,187             75,692,017
                                                      ------------           ------------
  Total liabilities and partners' equity              $ 93,799,050           $ 89,537,795
                                                      ============           ============




                                 See accompanying notes.

                                 Dakota Heartland Health System
                                Consolidated Statements of Income
                                          (Unaudited)

                               Three Months Ended June 30,     Six Months Ended June 30,
                                    1998           1997            1998           1997
                               ----------------------------    ---------------------------

Revenue:
  Net patient service revenue   $ 24,474,622   $ 23,660,634    $ 49,930,370   $ 47,543,168
  Other revenue                    1,069,646      1,181,902       2,086,403      1,982,078
                                ------------    -----------     -----------    -----------
Net revenue                       25,544,268     24,842,536      52,016,773     49,525,246

Expenses:
  Salaries and benefits           10,311,069      8,904,814      19,997,684     17,815,717
  Professional fees                2,342,391      3,186,577       4,877,245      6,474,107
  Supplies                         4,354,968      4,013,108       9,102,634      7,882,067
  Depreciation and amortization    1,192,853      1,170,231       2,281,539      2,298,306
  Provision for uncollectible
      accounts                       624,394        672,906       1,449,230      1,531,234
  Repairs and maintenance            441,500        312,465         850,507        540,018
  Utilities                          309,555        279,690         637,606        612,706
  Rent and leases                    268,963        254,210         565,665        620,532
  Property taxes                     273,255        270,241         544,453        556,155
  Unusual item (Note 2)            1,050,000           -          1,050,000           -
  Other                              781,472        928,221       1,458,053      1,691,822
                                ------------    -----------     -----------    -----------
Total expenses                    21,950,420     19,992,463      42,814,616     40,022,664
                                ------------    -----------     -----------    -----------
Net income                      $  3,593,848   $  4,850,073     $ 9,202,157    $ 9,502,582
                                ============   ============     ===========    ===========



                                     See accompanying notes.

                                 Dakota Heartland Health System
                           Consolidated Statements of Partners' Equity
                                           (Unaudited)

                                          Paracelsus          Dakota
                                          Healthcare          Medical
                                         Corporation         Foundation          Total
                                         ------------       ------------     ------------
  Partners' equity at December 31, 1997  $ 48,621,776       $ 27,070,241     $ 75,692,017
    Net income                              5,061,186          4,140,971        9,202,157
    Partners' distributions                (1,668,693)        (1,365,294)      (3,033,987)
                                         ------------       ------------     ------------
  Partners' equity at June 30, 1998      $ 52,014,269       $ 29,845,918     $ 81,860,187
                                         ============       ============     ============



                                 See accompanying notes.

                                 Dakota Heartland Health System
                               Consolidated Statements of Cash Flows
                                             (Unaudited)

                                                        Six Months Ended June 30,
                                                         1998               1997
                                                     -------------------------------
OPERATING ACTIVITIES
  Net income                                         $ 9,202,157        $  9,502,582
  Adjustments to reconcile net income to net cash
  provided by operating activities:
      Depreciation and amortization                    2,281,539           2,298,306
      Provision for uncollectible accounts             1,449,230           1,531,234
      Changes in operating assets and liabilities:
        Patient receivables, net                      (6,035,442)          2,142,353
        Supplies inventory                            (1,080,299)           (160,428)
        Prepaid expenses and other current assets       (767,780)           (892,990)
        Other assets                                    (178,966)           (226,384)
        Accounts payable and other
            liabilities                               (1,906,915)         (3,392,857)
                                                      -----------        ------------
Net cash provided by operating activities              2,963,524          10,801,816

INVESTING ACTIVITIES
Purchase of property and equipment                    (1,955,840)         (3,458,023)

FINANCING ACTIVITIES
  Partners' distributions                             (3,033,987)         (8,961,986)
                                                      -----------        ------------
  Decrease in cash and cash equivalents               (2,026,303)         (1,618,193)
Cash and cash equivalents at beginning of year         7,276,675           6,718,589
                                                      -----------        ------------
Cash and cash equivalents at end of year             $ 5,250,372        $  5,100,396
                                                      ===========        ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for taxes                                $   215,000        $    417,000



                                      See accompanying notes.

                            Dakota Heartland Health System
                       Notes to Consolidated Financial Statements
                                   June 30, 1998

1. ORGANIZATION AND BASIS OF PRESENTATION

On December 21, 1994, Dakota Heartland Health System (the "Partnership"), a general partnership, was formed by a wholly-owned subsidiary of Champion Healthcare Corporation ("Champion") that owned Heartland Medical Center, a 140-bed general acute facility in Fargo, North Dakota, and Dakota Medical Foundation (the "Foundation"), a not-for-profit corporation that owned Dakota Hospital, a 199-bed general acute care hospital also in Fargo, North Dakota. Champion and the Foundation contributed certain assets and liabilities, excluding long-term debt except capital leases, of their respective hospitals, and Champion contributed an additional $20 million in cash, each in exchange for 50% ownership in the Partnership. The Partnership then made a $20 million cash distribution to the Foundation. On December 21, 1994, Champion entered into an operating agreement with the Partnership to manage the combined operations of the two hospitals. Champion will receive 55% of the net income and distributable cash flow ("DCF") of the Partnership until such time as it has recovered, on a cumulative basis, an additional $10 million of DCF in the form of an "excess" distribution. In 1996, Paracelsus Healthcare Corporation ("Paracelsus") became the sole owner of Champion.

BASIS OF PRESENTATION - The accompanying unaudited condensed consolidated financial statements of the Partnership have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. The balance sheet at December 31, 1997, has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles for complete financial statements. The Partnership's business is seasonal in nature and subject to general economic conditions and other factors. Accordingly, operating results for the three months and six months ended June 30, 1998, are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. These financial statements should be read in conjunction with the Partnership's audited consolidated financial statements and notes thereto for the year ended December 31, 1997, included in Paracelsus Healthcare Corporation's 1997 Form 10-K.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Partnership's income is attributed to its partners for income tax purposes. Accordingly, it has not accrued any liability for income taxes. An entity owned by the Partnership has paid income taxes of $180,000 and $266,700 for the quarters ended June 30, 1998 and 1997, respectively, and $215,000 and $417,000 for the six months ended June 30, 1998 and 1997, respectively.

                            Dakota Heartland Health System
                      Notes to Consolidated Financial Statements
                                  June 30, 1998

2. UNUSUAL ITEMS

In April 1998, the Partnership recognized an unusual charge of $1.1 million in connection with the settlement of a 1995 dispute over certain contract services.

3. SUBSEQUENT EVENT

On August 20, 1997, the Foundation exercised its right to require Paracelsus to purchase the Foundation's 50% ownership interest in the Partnership. On July 1, 1998, Paracelsus (through its subsidiary Paracelsus Healthcare Corporation of North Dakota, Inc.) completed the purchase of the Foundation's 50% ownership in the Partnership for a negotiated purchase price of $64.5 million, inclusive of working capital, thereby giving Paracelsus 100% ownership of Dakota Heartland Health System. Paracelsus has sole power and authority to wind up the Partnership's business after July 1, 1998, and the Partnership shall terminate as of the date Paracelsus completes the wind up of the Partnership's business.